EXHIBIT 1

JOINT FILING STATEMENT
I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the common stock of Glu Mobile, Inc. is filed on behalf of each of the undersigned.

June 8, 2011	GRANITE GLOBAL VENTURES II L.P.
GGV II ENTREPRENEURS FUND L.P.

	BY:	GRANITE GLOBAL VENTURES II L.L.C.
	ITS:	GENERAL PARTNER

	By:	/s/ Hany M. Nada
Hany M. Nada
Managing Director

June 8, 2011	GRANITE GLOBAL VENTURES II L.L.C.

	By:	/s/ Hany M. Nada

Hany M. Nada
Managing Director

June 8, 2011	By:	/s/ Hany M. Nada

Hany M. Nada as Attorney-in-fact
for Ray A. Rothrock

June 8, 2011	By:	/s/ Hany M. Nada

Hany M. Nada as Attorney-in-fact
for Anthony Sun

June 8, 2011	By:	/s/ Hany M. Nada

Hany M. Nada as Attorney-in-fact
for Scott B. Bonham

June 8, 2011	By:	/s/ Hany M. Nada

Hany M. Nada as Attorney-in-fact
for Joel D. Kellman

June 8, 2011	By:	/s/ Hany M. Nada

Hany M. Nada

June 8, 2011	By:	/s/ Hany M. Nada

Hany M. Nada as Attorney-in-fact
for Jixun Foo

June 8, 2011	By:	/s/ Hany M. Nada

Hany M. Nada as Attorney-in-fact
for Glenn Solomon

June 8, 2011	By:	/s/ Hany M. Nada

Hany M. Nada as Attorney-in-fact
for Jenny Lee

June 8, 2011	By:	/s/ Hany M. Nada

Hany M. Nada as Attorney-in-fact
for Thomas K. Ng